UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2018

USCF Funds Trust
(Exact name of registrant as specified in its charter)

Delaware	001-38152	38-7159729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Mt. Diablo Blvd, Suite 640 Walnut Creek, California 94596
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 522-9600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

This amendment on Form 8-K/A is an amendment to the Current Report on Form 8-K of USCF Funds Trust (the “Registrant”) filed on September 6, 2018.

As previously reported, on September 4, 2018, the Registrant received a notice from the NYSE Arca, Inc. (the “NYSE Arca”), notifying the Registrant that United States 3x Short Oil Fund, a series of the Registrant (“USOD”), was not in compliance with the requirement under NYSE Arca Rule 8.200E(d)(2)(c) that USOD meet the NYSE Arca’s continued listing standard to maintain a market value of not less than $1,000,000.

On November 21, 2018, the Registrant received a letter from the NYSE Arca advising that because USOD had regained compliance with NYSE Arca Rule 8.200E(d)(2)(c) by maintaining a market value of $1,000,000 or more for thirty consecutive trading days, USOD has been removed from the NYSE Arca’s non-compliant issues list.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USCF Funds Trust
	By:	United States Commodity Funds LLC, its sponsor
Date: November 27, 2018	By:	/s/ John P. Love
Name: John P. Love
Title: President (Principal Executive Officer)